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                                                                  EXHIBIT (j)(7)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Galaxy Connecticut Municipal Money Market Fund and Galaxy Massachusetts Municipal Money Market Fund Retail A Shares Prospectus, the Galaxy Money Market Fund, Galaxy Government Money Market Fund, Galaxy U.S. Treasury Money Market Fund, and Galaxy Tax-Exempt Money Market Fund Retail A and Trust Shares Prospectuses and under the captions "Independent Registered Public Accounting Firms" and "Financial Statements" in the combined Statement of Additional Information in Post-Effective Amendment Number 65 to the Registration Statement (Form N-1A, No. 33-4806) of The Galaxy Funds and to the incorporation by reference of our report dated June 20, 2003 on Galaxy Money Market Fund, Galaxy Government Money Market Fund, Galaxy U.S. Treasury Money Market Fund, Galaxy Tax-Exempt Money Market Fund, Galaxy Connecticut Municipal Money Market Fund, and Galaxy Massachusetts Money Market Fund included in the Annual Report to Shareholders for the fiscal year ended May 31, 2003.

                                                           /s/ Ernst & Young LLP
                                                           Ernst & Young LLP

Boston, Massachusetts
July 26, 2004